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                                                                  Exhibit (m)(i)

                             METROPOLITAN WEST FUNDS

                          Amended Share Marketing Plan

                                (Rule 12b-1 Plan)

                  This Amended Share Marketing Plan (the "Plan") is adopted in accordance with Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"), by METROPOLITAN WEST FUNDS, a Delaware business trust (the "Trust"), with respect to each series of its shares named on Exhibit A hereto, as may be amended from time to time (each such series, a "Fund"). The Plan has been approved by a majority of the Trust's Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan (the "independent Trustees"), cast in person at a meeting called for the purpose of voting on the Plan.

                  In reviewing the Plan, the Board of Trustees considered the proposed range and nature of payments and terms of the Investment Management Agreement between the Trust on behalf of each Fund and Metropolitan West Asset Management, LLC (the "Adviser") and the nature and amount of other payments, fees and commissions that may be paid to the Adviser, its affiliates and other agents of the Trust. The Board of Trustees, including the independent Trustees, concluded that the proposed overall compensation of the Adviser and its affiliates was fair and not excessive.

                  In its considerations, the Board of Trustees also recognized that uncertainty may exist from time to time with respect to whether payments to be made by the Trust to the Adviser, or other firms under agreements with respect to a Fund may be deemed to constitute impermissible distribution expenses. As a general rule, an investment company may not finance any activity primarily intended to result in the sale of its shares, except pursuant to the Rule. Accordingly, the Board of Trustees determined that the Plan also should provide that payments by the Trust and expenditures made by others out of monies received from the Trust which are later deemed to be for the financing of any activity primarily intended to result in the sale of Fund shares shall be deemed to have been made pursuant to the Plan.

                  The approval of the Board of Trustees included a determination that in the exercise of the Trustees' reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Trust, the Fund to which the Plan applies and its shareholders.

                  The provisions of the Plan are:

                  1. Annual Fee. The Trust will pay to the Funds' principal underwriter, PFPC Distributors, Inc., as the "Distribution Coordinator," an annual fee to reimburse it for its payment of expenses in connection with the promotion and distribution of the Fund's shares and related shareholder servicing (collectively, "Distribution Expenses"). The annual fee paid to the Distribution Coordinator under the Plan will be calculated daily and paid monthly by each Fund on the first day of each month based on the average daily net assets of each Fund, as follows:

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                     an annual rate of up to 0.25%.

                  2. Distribution Expenses in Excess of or Less Than Amount of Fee. All Distribution Expenses in excess of the fee rates provided for in this Plan may be carried forward and resubmitted in a subsequent fiscal year provided that (i) Distribution Expenses cannot be carried forward for more than three years following initial submission; and (ii) the Trust's Board of Trustees has made a determination at the time of initial submission that the Distribution Expenses are appropriate to be reimbursed. The fees paid by the Trust on behalf of each Fund shall be refundable if in any given year the fees are greater than either (x) the Distribution Expenses for that year or (y) the maximum Distribution Expenses or annual Rule 12b-1 fee payable by the Fund as specified in the prospectus for that Fund or otherwise specified by contract. Distribution Expenses will be paid on a first-in, first-out basis.

                  3. Expenses Covered by the Plan. The fee paid under Section 1 of the Plan may be used to pay for any expenses primarily intended to result in the sale of the Fund's shares ("distribution services"), including, but not limited to: (a) costs of payments, including incentive compensation, made to agents for and consultants to Adviser, any affiliate of the Adviser or the Trust, or the Distribution Coordinator, including pension administration firms that provide distribution and shareholder related services and broker-dealers that engage in the distribution of the Fund's shares; (b) payments made to, and expenses of, persons who provide support services in connection with the distribution of a Fund's shares and servicing of a Fund's shareholders, including, but not limited to, personnel of Adviser, office space and equipment, telephone facilities, answering routine inquiries regarding the Fund, processing shareholder transactions and providing any other shareholder services not otherwise provided by the Trust's transfer agency or other servicing arrangements; (c) all payments made pursuant to the form of Distribution Agreement attached hereto as Exhibit B; (d) costs relating to the formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (e) costs of printing and distributing prospectuses, statements of additional information and reports of the Fund to prospective shareholders of the Fund; (f) costs involved in preparing, printing and distributing sales literature pertaining to the Fund; and (g) costs involved in obtaining whatever information, analyses and reports with respect to marketing and promotional activities that the Trust may, from time to time, deem advisable. Such expenses shall be deemed incurred whether paid directly by the Distribution Coordinator or by another party to the extent reimbursed therefor by the Distribution Coordinator.

                  4. Written Reports. The Distribution Coordinator shall furnish to the Board of Trustees of the Trust, for its review, on a quarterly basis, a written report of the monies paid to it under the Plan with respect to each Fund, and shall furnish the Board of Trustees of the Trust with such other information as the Board of Trustees may reasonably request in connection with the payments made under the Plan in order to enable the Board of Trustees to make an informed determination of whether the Plan should be continued as to each Fund.

                  5. Termination. The Plan may be terminated as to any Fund at any time, without penalty, by vote of a majority of the outstanding voting securities of a Fund or by the vote of a majority of the independent Trustees, and any Distribution Agreement under the Plan may be likewise terminated on not more than sixty (60) days' written notice. Once terminated,

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no further payments shall be made under the Plan notwithstanding the existence of any unreimbursed current or carried forward Distribution Expenses.

                  6. Amendments. The Plan and any Distribution Agreement may not be amended to increase materially the amount to be spent for distribution and servicing of Fund shares pursuant to Section 1 hereof without approval by a majority of the outstanding voting securities of a Fund. All material amendments to the Plan and any Distribution Agreement entered into with third parties shall be approved by the independent Trustees cast in person at a meeting called for the purpose of voting on any such amendment. The Distribution Coordinator may assign its responsibilities and liabilities under the Plan to another party who agrees to act as "distribution coordinator" for the Trust with the consent of a majority of the independent Trustees.

                  7. Selection of Independent Trustees. So long as the Plan is in effect, the selection and nomination of the Trust's independent Trustees shall be committed to the discretion of such independent Board of Trustees.

                  8. Effective Date of Plan. The Plan shall take effect at such time as it has received requisite Trustee and shareholder approval and, unless sooner terminated, shall continue in effect for a period of more than one year from the date of its execution only so long as such continuance is specifically approved at least annually by the Board of Trustees of the Trust, including the independent Trustees, cast in person at a meeting called for the purpose of voting on such continuance.

                  9. Preservation of Materials. The Trust will preserve copies of the Plan, any agreements relating to the Plan and any report made pursuant to
Section 5 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

                  10. Meanings of Certain Terms. As used in the Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the Act and the rules and regulations under the Act, subject to any exemption that may be granted to the Trust under the Act by the Securities and Exchange Commission.

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                  This Plan and the terms and provisions thereof are hereby
accepted and agreed to by the Trust and Adviser, as distribution coordinator, as evidenced by their execution hereof, as of this 31st day of March 1997, and amended on May 18, 1998, May 22, 2000 and May 20, 2002.

                                            METROPOLITAN WEST FUNDS


                                            By: /s/ Joseph Hattesohl
                                                --------------------------------

                                            Title: Treasurer
                                                   -----------------------------


                                            PFPC DISTRIBUTORS, INC.,
                                            as Distribution Coordinator

                                            By: ________________________________


                                            Title: _____________________________


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
                                                                                          Exhibit A to
                                                                                       Share Marketing
                                                                                                  Plan

                                                    Share            Maximum               Effective
Name of Fund                                        Class              Fee                   Date
------------                                        -----              ---                   ----
Metropolitan West Total Return Fund                   M               0.25%             March 31, 1997

Metropolitan West Low Duration Fund                   M               0.25%             March 31, 1997

Metropolitan West Short-Term Investment Fund          M               0.25%             March 31, 1997

Metropolitan West AlphaTrak 500 Fund                 N/A              0.25%              June 29, 1998

Metropolitan West High Yield Bond Fund                M               0.25%              June 27, 2002

Metropolitan West Intermediate Bond Fund              M               0.25%              June 27, 2002

                                            METROPOLITAN WEST FUNDS



                                            By: /s/ Joseph Hattesohl
                                                --------------------------------

                                            Title: Treasurer
                                                   -----------------------------



                                            PFPC DISTRIBUTORS, INC.,
                                            as Distribution Coordinator

                                            By: ________________________________


                                            Title: _____________________________

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                                                                       Exhibit B

                             METROPOLITAN WEST FUNDS

                            Share Marketing Agreement

                                                                    EXHIBIT ONLY

___________________________________

___________________________________

___________________________________

___________________________________



Ladies and Gentlemen:

                  This Share Marketing Agreement has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Company Act"), by METROPOLITAN WEST FUNDS, a Delaware business trust (the "Trust"), on behalf of various series of the Trust (each series, a "Fund"), as governed by the terms of a Share Marketing Plan (Rule 12b-1 Plan) (the "Plan").

                  The Plan has been approved by a majority of the Trustees who are not interested persons of the Trust or the Funds and who have no direct or indirect financial interest in the operation of the Plan (the "independent Trustees"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval included a determination that in the exercise of the reasonable business judgment of the Board of Trustees and in light of the Trustees' fiduciary duties, there is a reasonable likelihood that the Plan will benefit each Fund and its shareholders.

                  1. To the extent you provide eligible shareholder services of the type identified in the Plan to the Funds identified in the attached Schedule (the "Schedule"), we shall pay you a monthly fee based on the average net asset value of Fund shares during any month which are attributable to customers of your firm, at the rate set forth on the Schedule.

                  2. In no event may the aggregate annual fee paid to you pursuant to the Schedule exceed ____ percent of the value of the net assets of each Fund held in your customers' accounts which are eligible for payment pursuant to this Agreement (determined in the same manner as the Fund uses to compute its net assets as set forth in its then effective Prospectus), without approval by a majority of the outstanding shares of each Fund.

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                  3.  You shall furnish us and the Trust with such information as shall reasonably be requested by the Trust's Board of Trustees with respect to the services performed by you and the fees paid to you pursuant to the Schedule.

                  4. We shall furnish to the Board of Trustees of the Trust, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us with respect to each Fund and the purposes for which such expenditures were made.

                  5. You agree to make shares of the Funds available only (a) to your customers or entities that you service at the net asset value per share next determined after receipt of the relevant purchase instruction or (b) to each such Fund itself at the redemption price for shares, as described in each Fund's then-effective Prospectus.

                  6. No person is authorized to make any representations concerning a Fund or shares of a Fund except those contained in each Fund's then-effective Prospectus or Statement of Additional Information and any such information as may be released by a Fund as information supplemental to such Prospectus or Statement of Additional Information.

                  7. Additional copies of each such Prospectus or Statement of Additional Information and any printed information issued as supplemental to each such Prospectus or Statement of Additional Information will be supplied by each Fund to you in reasonable quantities upon request.

                  8. In no transaction shall you have any authority whatever to act as agent of the Funds and nothing in this Agreement shall constitute you or the Fund the agent of the other. You are not authorized to act as an underwriter of shares of the Funds or as a dealer in shares of the Funds.

                  9. All communications to the Funds shall be sent to: PFPC Distributors, Inc. _________________________, ________________, ______________,
with a copy to Metropolitan West Asset Management, _____________________ 11766 Wilshire Boulevard, Suite 1580, Los Angeles, California 90025. Any notice to you shall be duly given if mailed or telegraphed to you at your address as indicated in this Agreement.

                  10. This Agreement may be terminated by us or by you, by the vote of a majority of the Trustees of the Trust who are independent Trustees, or by a vote of a majority of the outstanding shares of a Fund, on sixty (60) days' written notice, all without payment of any penalty. It shall also be terminated automatically by any act that terminates the Plan.

                  11. The provisions of the Plan between the Trust and us, insofar as they relate to you, are incorporated herein by reference.

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                  This Agreement shall take effect on the date indicated below, and the terms and provisions thereof are hereby accepted and agreed to by us as evidenced by our execution hereof.

                                            PFPC DISTRIBUTORS, INC.

                                            Distribution Coordinator

                                            By:         EXHIBIT ONLY
                                                   -----------------------------
                                                   Authorized Officer

                                            Dated: _____________________________


Agreed and Accepted:



______________________________
           (Name)


By: __________________________
                              (Authorized Officer)

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                             METROPOLITAN WEST FUNDS
                                  ____________

                      SCHEDULE TO SHARE MARKETING AGREEMENT
                         BETWEEN PFPC DISTRIBUTORS, INC.
                           AS DISTRIBUTION COORDINATOR
                                       AND

                                ________________
                                     (Name)

                  Pursuant to the provisions of the Share Marketing Agreement between the above parties with respect to Metropolitan West Funds, PFPC Distributors, Inc., as Distribution Coordinator, shall pay a monthly fee to the above-named party based on the average net asset value of shares of each Fund during the previous calendar month the sales of which are attributable to the above-named party, as follows:

                                    Fund                 Fee

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